Exhibit 20.6
Page 1 of 3

                     Navistar Financial 1996 - A Owner Trust
                             For the Month of August
                     Distribution Date of September 15, 1997
                            Servicer Certificate #16

Original Pool Amount                                      $459,943,869.53

Beginning Pool Balance                                    $289,158,602.47
Beginning Pool Factor                                           0.6286824

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $9,235,696.70
     Interest Collected                                     $2,301,762.94

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $960,144.57
Total Additional Deposits                                     $960,144.57

Repos / Chargeoffs                                            $425,054.70
Aggregate Number of Notes Charged Off                                  86

Total Available Funds                                      $12,497,604.21

Ending Pool Balance                                       $279,497,851.07
Ending Pool Factor                                              0.6076782

Servicing Fee                                                 $240,965.50

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $15,591,172.68
     Target Percentage                                               5.00%
     Target Balance                                        $13,974,892.55
     Minimum Balance                                        $9,658,821.26
     (Release) / Deposit                                   ($1,616,280.12)
     Ending Balance                                        $13,974,892.55

Current Weighted Average APR:                                       9.598%
Current Weighted Average Remaining Term (months):                   36.25

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days            $2,091,755.90     1,544
                                31 - 60 days             $518,683.75       405
                                60+  days                $198,650.11       109

     Total:                                            $2,809,089.76     1,556

     Balances:                  60+  days              $3,789,077.73       109

Memo Item - Reserve Account
     Prior Month                                      $14,457,930.12
+    Invest. Income                                       $69,597.31
+    Excess Serv.                                      $1,063,645.25
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $15,591,172.68

Exhibit 20.6
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month  of  August

                                                                                NOTES
                                                                   (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES
                                               $459,943,869.53     $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             95.50%             4.50%
     Coupon                                                                 5.25%              6.35%             6.50%

Beginning Pool Balance                         $289,158,602.47
Ending Pool Balance                            $279,497,851.07

Collected Principal                              $9,235,696.70
Collected Interest                               $2,301,762.94
Charge - Offs                                      $425,054.70
Liquidation Proceeds / Recoveries                  $960,144.57
Servicing                                          $240,965.50
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $12,256,638.71

Beginning Balance                              $289,158,602.47              $0.00    $272,269,637.14    $16,888,965.33

Interest Due                                     $1,532,242.06              $0.00      $1,440,760.16        $91,481.90
Interest Paid                                    $1,532,242.06              $0.00      $1,440,760.16        $91,481.90
Principal Due                                    $9,660,751.40              $0.00      $9,226,017.59       $434,733.81
Principal Paid                                   $9,660,751.40              $0.00      $9,226,017.59       $434,733.81

Ending Balance                                 $279,497,851.07              $0.00    $263,043,619.55    $16,454,231.52
Note / Certificate Pool Factor                                             0.0000             0.7575            0.7949
   (Ending Balance / Original Pool Amount)
Total Distributions                             $11,192,993.46              $0.00     $10,666,777.75       $526,215.71

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                 $1,063,645.25
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                  $15,591,172.68
(Release) / Draw                                ($1,616,280.12)
Ending Reserve Acct Balance                     $13,974,892.55

Exhibit 20.6
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month  of  August

Trigger Events:
A)   Loss Trigger - Reserve Account Balance
     Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                   6                5                4               3                 2               1
                                Mar-97           Apr-97           May-97          Jun-97            Jul-97          Aug-97

Beginning Pool Balance     $332,415,354.80  $332,415,354.80  $321,158,555.63  $311,427,985.45  $298,362,233.21  $289,158,602.47

A)   Loss Trigger:
Principal of Contracts
   Charged Off                 $692,876.86      $912,759.79      $429,807.70      $678,399.36      $359,030.33      $425,054.70
Recoveries                   $1,515,564.23    $1,486,575.64      $755,747.07      $661,604.13      $833,081.20      $960,144.57

Loss Trigger - Reserve Account Balance                                  Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)       $2,020,966.85               Total Charged off (Months 1 - 6)        $3,497,928.74
     Total Recoveries (Months 3, 2, 1)        $2,454,829.90               Total Recoveries (Months 1 - 6)         $6,212,716.84
     Net Loss / (Recoveries) for 3 Mos         ($433,863.05)(a)           Net Loss/(Recoveries) for 6 Mos.       ($2,714,788.10)(c)

Total Balance (Months 5, 4, 3)              $965,001,895.88 (b)           Total Balance (Months 1 - 6)        $1,900,631,438.91 (d)

Loss Ratio Annualized  [(a/b) * (12)]               -0.5395%              Loss Ratio Annualized [(c/d) (12)]            -1.7140%

Trigger:  Is Ratio > 1.5%                                No               Trigger:  Is Ratio > 6.0%                          No

                                                                                    Jun-97            Jul-97          Aug-97
B)   Delinquency Trigger:                                                       $4,134,876.68    $3,716,398.43    $3,789,077.73
     Balance delinquency 60+ days                                                    1.32772%         1.24560%         1.31038%
     As % of Beginning Pool Balance                                                  1.14121%         1.10180%         1.29457%
     Three Month Average

Trigger:  Is Average > 2.0%                              No

C)   Noteholders Percent Trigger:                     3.0384%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                               No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer